UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

THE E.W. SCRIPPS COMPANY
 (Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The E.W. Scripps Company (“the Company”), maintains The E.W. Scripps Company Executive Severance Plan (the “Plan”), which provides certain severance benefits for the Company’s corporate officers and employees at the vice president level and above in the event of a qualifying termination prior to a change in control.

On May 19, 2009, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved an amendment to this plan to increase the available severance benefits for all participants upon a termination without “cause” to specifically include accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms), and continued payment of monthly health care premiums for up to one year (subject to reduction if the participant becomes re-employed).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting held on February 17, 2009, the Board of Directors approved certain changes to the Company’s qualified retirement plans to (i) freeze the Scripps Pension Plan (the “Pension Plan”), effective June 30, 2009, and make certain other conforming changes, and (ii) suspend the Company match to the Scripps 401(k) Plan (the “401K Plan”), effective April 1, 2009.

The Company maintains several executive compensation plans that calculate benefits by reference to the benefits provided under the Pension Plan and the 401(k) Plan. In order to fully implement the changes to the Pension Plan and the 401(k) Plan, on May 19, 2009, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved amendments to:

(a) the Scripps Supplemental Executive Retirement Plan, effective July 1, 2009, to (i) freeze the plan with respect to otherwise eligible employees who have not completed at least one year of eligibility service (as defined in the Pension Plan) as of June 30, 2009, and (ii) provide that all other eligible employees may not commence or recommence participation after December 31, 2014;

(b) the Scripps Executive Deferred Compensation Plan, effective May 19, 2009, to suspend the Company matching contributions during any suspension period designated by the Senior Vice President, Human Resources, which period shall commence on April 1, 2009 and end no sooner than December 31, 2009; and

(c) the Scripps Senior Executive Change in Control Plan, effective July 1, 2009, to (i) provide that for purposes of calculating the pension enhancement upon a qualifying termination after a change in control, the participants will not continue to accrue service credit for any period, and the participants will not be deemed to continue receiving compensation for any periods after December 31, 2014; and (ii) revise the definition of retirement to mean a termination of employment on or after attaining age 65, as opposed to a definition based on when the participant commences benefits under the Pension Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY: /s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller

Dated: May 22, 2009